                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                              (Amendment No. ___)

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-12

                    COMPUTER ASSOCIATES INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                            RANGER GOVERNANCE, LTD.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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                               EXPLANATORY NOTE

     Ranger Governance, Ltd., a Texas limited partnership ("Ranger"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission in connection with a solicitation of proxies (the "Solicitation") in support of electing Ranger nominees to the board of directors of Computer Associates International, Inc. ("Computer Associates") at the 2001 annual meeting of stockholders of Computer Associates.



Table of Contents
-----------------

Ranger press release, dated as of August 14, 2001..............   Item 1



Content of Item 1
-----------------

                           [Logo Ranger Governance]


               RESPONSE TO ERRORS IN ISS' ANALYSIS AND CONCLUSION

Ranger Governance is pleased that in its analysis of the Computer Associates proxy contest, Institutional Shareholder Services (ISS) agreed with Ranger that CA management is in "dire need" of change and that the Ranger slate of nominees are qualified, credible and well suited to implementing the needed changes. The ISS report concluded, however: "while the credentials of the Ranger team are unassailable, and Mr. Wyly's record of generating value for shareholders is impressive, the dissidents bear a sizeable burden of proof in seeking to acquire CA without paying a premium to its shareholders. We do not believe this burden has been met."

Ranger believes that ISS has based its conclusion on a faulty premise that is not relevant to the facts of Ranger's proxy challenge. We are obligated to correct this error by pointing out that Ranger is not "seeking to acquire CA." Put simply: Ranger is seeking a change in the management of CA, not a change in ownership.

The program Ranger has put forward for CA can properly be characterized as a change of control in only one sense: we call for the existing shareholders of CA to wrest control of their company from a Board of Directors and management which Ranger believes has performed poorly and has indulged itself at the expense of shareholders. The shareholders of CA, however, still retain equity in CA and still retain control of the Company under Ranger's plan.

If Ranger is successful, all the benefits of CA's reformation as part of Ranger's new leadership and comprehensive plan will be realized by the existing CA shareholders. Ranger believes the true premium for shareholders exists inside CA, and can only be unlocked by a new Board and management. The point is that we believe the current Board and management are not growing the company or bringing value to the shareholders. Thus Ranger cannot understand the suggestion that it must acquire CA and pay a premium as part of its effort to bring a new Board and management to CA.

The logical consequence of the ISS position is to abandon the potential of a proxy contest as a means for shareholders to control the direction of management of any company. If the ISS position is accepted, then the shareholders of CA are condemned to acceptance of their existing Board and management unless a buyer who is willing to pay a premium can be found for the Company. Ranger's extensive analysis indicates that the hope for such a buyer to come forward is simply unrealistic and totally unfeasible given CA's current financial state and substantial debt load.

More importantly, Ranger's analysis concluded that it is highly unlikely that CA in its current state could command a premium from either a financial buyer or a strategic buyer. Ranger even considered advocating sale of the Company as part of its proxy challenge, but concluded that sale at a premium was highly unlikely.

Ranger believes that CA will be unable to command a premium without a radical change in its structure, culture and method of operations to address employee morale and motivation, customer satisfaction and economic performance. Further, Ranger believes that the need for change at CA is so fundamental and so great that these improvements can only be achieved with a change of management. We maintain that the only realistic way management at CA can be changed by shareholders is through the election of a new Board of Directors - and not through a change in ownership.

Ranger also believes that the ISS report has made an important factual error when it observed "... had Mr. Wyly adopted the ongoing governance reforms of Michaels' [Stores] a year ago, he could have proven his commitment to principles of good governance and thereby offer CA shareholders a clear choice today." In fact, Michaels' implementation of the CalPERS recommendations began in August 1998 and August 1999, and was completed by August 2000, with the installation of an independent majority board.

Moreover, Michaels recruited a fully independent CEO - who reports to but does not serve on its Board - in 1996. In addition, this Board set a policy in 1998 that stock options for Board members and executive officers cannot be repriced without shareholder approval, and Michaels has never had any poison pill to deter a change of control.

The combined impact of last month's changes at Michaels and the shareholder accountability steps it has taken over the years go well beyond CalPERS' 1998 requests. Michaels' governance principles are also superior to those of CA in another important respect: CA still has a poison pill - a provision that Ranger has publicly pledged it will abolish as quickly as possible.

Ranger would also like to clarify an important aspect of its proposed management structure. The ISS Report notes: "It is not clear that he will be able to land even one, much less four world class CEO's given the decentralized business model he is proposing." Ranger believes that ISS may have overestimated the difficulty of recruiting these executives because of a semantic misunderstanding. To further clarify our proposal, we now intend to name these jobs "Group CEO's," reporting to the Board of Directors.

Ranger is highly confident that we will have many well-qualified candidates from within CA and from former CA employees and others currently outside the Company. In fact, we've already heard from quite a number of people who really know these products and customers. We are confident that some of these former employees and some of CA's 18,000 current employees will be both qualified and eager to serve the Company in this capacity and other important capacities.

Ranger is putting its trust in the hands of the shareholders to give consideration to all the facts, including its comprehensive plan for Computer Associates as well as its correcting the errors contained in the ISS analysis and recommendation. We believe the logical conclusion of any objective shareholder concerned about the future of CA is to vote for the Ranger slate of nominees.